Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BIOLASE Technology, Inc.

Irvine, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54876, 33-73300, 333-09093, 333-112173 and 333-130677) of BIOLASE Technology, Inc. of our reports dated March 16, 2007, relating to the consolidated financial statements and consolidated financial statement schedule and the effectiveness of BIOLASE Technology, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

Costa Mesa, CA

March 16, 2007